Exhibit (h)(13)

Fourth Amended and Restated

Schedule A

to the

Fund Accounting Agreement

by and between

Marshall Funds, Inc.

and

UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as of the date set forth below:

Names of Funds

Marshall Government Money Market Fund

Marshall Tax-Free Money Market Fund

Marshall Prime Money Market Fund

Marshall Short-Term Income Fund

Marshall Short-Intermediate Bond Fund

Marshall Intermediate Tax-Free Fund

Marshall Government Income Fund

Marshall Corporate Income Fund

Marshall Aggregate Bond Fund

Marshall Core Plus Bond Fund

Marshall Large-Cap Focus Fund

Marshall Large-Cap Value Fund

Marshall Large-Cap Growth Fund

Marshall Mid-Cap Value Fund

Marshall Mid-Cap Growth Fund

Marshall Small-Cap Growth Fund

Marshall Ultra Short Tax-Free Fund

Marshall Small-Cap Value Fund

In witness whereof, the undersigned have executed this Fourth Amended and Restated Schedule A to the Fund Accounting Agreement between Marshall Funds, Inc. and UMB Fund Services, Inc., effective as of the 1st day of March, 2011.

UMB FUND SERVICES, INC.		MARSHALL FUNDS, INC.

By:	/s/ Terrance P. Gallagher	By:	/s/ John M. Blaser
Name: Terrance P. Gallagher		Name: John M. Blaser
Title: Executive Vice President		Title: President